UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 26, 2004
(Date of Report)

Network Commerce Inc.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26707	91-1628103
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

411 First Avenue South
Suite 200 N
Seattle, WA 98104
(Address of Principal Executive Offices, including zip)

(206) 223-1996
(Registrant's Telephone Number, including area code)

        Item 3.                        Bankruptcy or Receivership

        On January 13, 2004, Network Commerce Inc., a Washington corporation (“Network Commerce”) filed a revised, proposed Liquidating Plan of Reorganization (the “Plan”) and a revised, proposed Disclosure Statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Western District of Washington (the “Bankruptcy Court”)(Case No. 02-23396). A copy of the Plan is attached hereto as Exhibit 99.1. A copy of the Disclosure Statement is attached hereto as Exhibit 99.2

        On January 15, 2004, the Bankruptcy Court issued an order (the “Order”) approving the Disclosure Statement and setting a hearing date for the Bankruptcy Court’s consideration of confirmation of the proposed Plan. Pursuant to the Order, Network Commerce has mailed a Notice of Hearing on Confirmation of Debtor’s Liquidating Plan of Reorganization (the “Notice”), together with the proposed Plan and the approved Disclosure Schedule to all creditors and other parties in interest as described in the Order. A copy of the Notice is attached hereto as Exhibit 99.3.

        The hearing to consider confirmation of the proposed Plan is scheduled for 10:30 a.m., PST, on Thursday, February 12, 2004, before the Honorable Philip H. Brandt, at 1200 Sixth Avenue, 309 Park Place Building, Seattle, WA 98101. Pursuant to the Order, signed ballots accepting or rejecting the Plan must be received by counsel to Network Commerce no later than February 5, 2004, at 4:30 p.m. (PST), and any objections to the Plan must be in writing and served as described in the Notice no later than February 5, 2004, at 4:30 p.m. (PST).

        As described in the proposed Plan, if the Plan is confirmed by an order of the Bankruptcy Court, the interests of holders of shares of stock in Network Commerce will be deemed canceled upon the Effective Date of the Plan and such holders will receive nothing under the Plan for their equity interests. As such, holders of shares of stock Network Commerce are deemed to have rejected the Plan and are not entitled to vote on its approval or rejection.

        Item 7.                  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)        Exhibits

                    99.1     In re Network Commerce, Inc. -  Debtor's Liquidating Plan of Reorganization

                    99.2     In re Network Commerce, Inc. -  Debtor's Disclosure Statement

                    99.3     In re Network Commerce, Inc. -  Notice of Hearing on Debtor's Liquidating Plan of Reorganization

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

January 26, 2004		NETWORK COMMERCE INC.

	By:	/s/ N. Scott Dickson
N. Scott Dickson
Chief Executive Officer and
Chief Financial Officer